Exhibit 10.1

                         EXECUTIVE EMPLOYMENT AGREEMENT

      This Employment Agreement ("Agreement") is made and effective the 5th day of September, 2006, by and between Monterey Gourmet Foods, a California corporation ("MGF"), and Eric Eddings ("Executive").

      I. MGF is engaged in the business of production of fresh refrigerated gourmet food products.

      II. MGF desires to have the services of Executive.

      III. Eddings is willing to be employed by MGF.

NOW, THEREFORE, the parties hereto agree as follows:

1.  Employment.
---------------

      MGF hereby agrees to employ Executive as its President and Chief Executive Officer (CEO) and Executive hereby accepts such employment in accordance with the terms of this Agreement and the terms of employment applicable to regular employees of MGF. In the event of an conflict or ambiguity between the terms of this Agreement and terms of employment applicable to regular employees, the terms of this Agreement shall control.

      In the event of a change of control of MGF during the term of this Agreement, through merger, acquisition, or such other event, Executive shall have the option of continuing on with MGF as an employee in such office or position as assigned, or ending his employment relationship with MGF pursuant to Paragraph 6 (A) of this Agreement. For purposes of this section, a "change of control" shall be defined as the acquisition of a majority of the outstanding voting shares of MGF by any individual or entity or group of affiliated individuals or entities in one or a series of related transactions, and shall include, for purposes of Executive's election hereunder, the commencement of negotiations reasonably leading to a change of control or proposed change of control.

2.  Duties of Executive.
------------------------

      The duties of Executive shall include the performance of all duties typical of the office held by Executive as described in the bylaws of MGF and such other duties and projects as may be assigned by a superior officer of MGF, if any, or the board of directors of MGF. Executive shall devote his entire productive time, ability, and attention to the business of MGF and shall perform all duties in a professional, ethical, and businesslike manner. Executive will not, during the term of this Agreement, directly or indirectly engage in any other business, either as an employer, employee, consultant, director, principal, officer, advisor or in any other capacity, either with or without compensation, without to prior written consent of the board of directors of MGF.
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3.  Compensation.
-----------------

      Executive will be paid compensation during this Agreement as follows:

      A. Salary. An annual base salary of $285,000, payable to Executive in installments according to MGF's normal and customary payroll schedule. The base salary may be adjusted at the end of each year of employment at the sole discretion of the board of directors of MGF.

      B. Bonuses. Executive shall be entitled to annual bonus compensation. For 2006, the maximum bonus amount shall be 100% of Executive's base compensation paid during the fourth quarter. Actual bonus compensation paid to Executive shall be based on the percentage by which Executive has achieved MGF goals and benchmarks that are agreed to by Executive and MGF for the remainder of 2006. Thereafter, and during the remaining term of this Agreement, Executive shall be entitled to annual bonus compensation in accordance with such plan and contingent upon the attainment of such goals as to which Executive and the Board of Directors shall further agree in writing.

      C. Stock Option. The Board of Directors grants to Executive, effective as of the date of this Agreement, an incentive stock option under MGF's 2002 Stock Option Plan ("Plan") to purchase 150,000 shares of MGF common stock, vesting and exercisable in installments of 50,000 shares on each of the first, second, and third anniversaries of this Agreement (the "Option"). The shares of common stock subject to the Option shall be priced at the closing price of the common stock on the Nasdaq Global Market on September 15, 2006, and shall be evidenced by and subject to all of the terms and conditions of MGF's standard form of incentive stock option agreement under the Plan.

4.  Benefits
------------

      Executive shall be provided benefits during this Agreement as follows:

      A. Vacation. Executive shall be entitled to four (4) weeks of paid vacation each year of employment. Without the express consent of MGF, not more than one week of vacation may be carried over to the following year.

      B. Paid Holidays. Executive shall be entitled to paid holidays in accordance with MGF's annual paid holiday schedule for all regular employees.

      C. Sick Leave and Personal Time Off (PTO). Executive shall be entitled to four (4) paid sick days and one (1) paid day of PTO each year of employment. Not more than four paid sick days may be carried from year to year.

      D. Medical, Dental, Life, Disability Insurance. Executive shall be entitled to all medical, dental, life and disability insurance benefits which are made available to all regular employees of MGF.

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

      E. Pension, Profit Sharing Plans, and 401(k). Executive shall be entitled to participate in any pension, profit sharing plan, 401(k) plan or other type of plan adopted by MGF for the benefit of its officers and/or regular employees.

      F. Automobile Allowance. Executive shall be entitled to a car allowance of a $750.00 per month.

      G. Expense Reimbursement. Executive shall be entitled to reimbursement for all reasonable expenses, including travel and entertainment, incurred by Executive in the performance of Executive's duties. Executive will maintain records and written receipt as required by MGF policy and reasonably requested by the board of directors to substantiate such expenses.

5.  At-will Employment.
-----------------------

      This Agreement is for no stated period. Executive's employment with MGF is "at will" and may be terminated at any time.

6.  Termination.
----------------

      A. Termination by MGF Without Cause. This Agreement and Executive's employment may be terminated at any time by MGF at its discretion, provided that in such case, Executive shall be entitled to payment of (i) severance compensation equal to twelve months of Executive's then applicable base annual salary, payable in equal monthly installments following termination and subject to all normal withholdings required by law, and (ii) on a prorated basis, any bonus compensation which Executive shall have earned, as of the date of termination, pursuant to any bonus plan agreed to by Executive and the Board of Directors. In the event of such a discretionary termination by MGF, Executive shall not be entitled to receive any other compensation or benefit of any kind then in effect, prorated or otherwise.

      B. Termination by Executive. This Agreement may be terminated by Executive at Executive's discretion by providing at least thirty (30) days advance written notice to the board of directors of MGF. In the event of termination by Executive pursuant to this subsection, MGF may immediately relieve Executive of all duties and immediately terminate this Agreement, provided that MGF shall pay to Executive at his then applicable annual base salary rate to the termination date included in Executive's original notice of termination.

      C. Termination for Cause. MGF may terminate Executive's employment at any time with Cause. As used in this Agreement, "Cause" shall mean any of the following: (i) a material failure of Executive to execute MGF plans and strategies, which failure is not the result of unanticipated facts or circumstances not caused by any act of Executive and not reasonably within the power of Executive to correct, and that is not corrected to the reasonable satisfaction of the Board of Directors within fifteen (15) days after written notice to Executive of said failure; (ii) an act of fraud or embezzlement of money or tangible or intangible assets or property of MGF; (iii) repeated absenteeism which is not rectified to the reasonable satisfaction of the Board of Directors of the Company within fifteen (15) days after written notice to Executive of such absenteeism; (iv) the conviction of Executive of a felony

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

involving fraud or dishonesty or of a felony that results in material injury to MGF; or (v) breach of any material term of this Agreement that is not cured to the reasonable satisfaction of the Board of Directors within fifteen (15) days after written notice to Executive of said breach, or willful or habitual neglect by Executive of the duties which he is required to perform under the terms of this Agreement that is not cured to the reasonable satisfaction of the Board of Directors within fifteen (15) days after written notice to Executive of said neglect. In the event of a termination pursuant to this Section, the Company shall pay Executive's unpaid base salary owing to Executive up through and including the date of Executive's termination. In the event of termination of this Agreement pursuant to this subsection, Executive shall not be paid any other compensation or benefit, prorated or otherwise.

7.  Notices.
------------

      Any notice required by this Agreement or given in connection with it shall be in writing and shall be given to the appropriate party by personal delivery or by certified mail, postage prepaid, or recognized overnight delivery services, or by confirmed fax;

If to MGF:

Attention:   Scott Wheeler, Secretary and CFO
             1528 Moffett Street
             Salinas, CA 93905
             Fax: 831-755-0684

If to the Executive:

Attention: Eric Eddings
      5687 194th Lane SE
      Issaquah, WA. 98027

or to Executive's updated address as listed in MGF's personnel records.

Such addresses may be changed from time to time by either party by providing written notice in the manner set forth above.

8.  Entire Agreement.
---------------------

      This Agreement contains the entire agreement of the parties and there are no further promises or conditions in any other agreement whether oral or written. This Agreement supersedes any prior written or oral agreements between the parties.

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

9.  Governing Law.
------------------

      The parties acknowledge and agree that this Agreement and any and all issues of any kind relating to Executive's employment or separation from employment shall be governed and construed in accordance with the laws of the State of California.

10.  Attorney's Fees and Costs.
-------------------------------

      The parties hereto agree that, should either of them seek the interpretation or enforcement of this Agreement, or assert by way of defense in any lawsuit or other proceeding, any covenant, representation or other term or provision of this Agreement, the prevailing party shall be awarded his or their reasonable attorney's fees and costs incurred in such proceeding.

11.  Severability.
------------------

      The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision, and all other provisions shall remain in full force and effect. This Agreement contains the entire agreement between the parties as to matters governed by this Agreement. This Agreement may not be amended or modified except by a writing signed by the party against whom enforcement is sought.

12.  No Assignment.
-------------------

      Neither this Agreement nor any interest in this Agreement may be assigned by Executive without the prior express written approval of MGF, which approval may be withheld by MGF at MGF's absolute discretion.

13. Counterparts.
-----------------

      This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which counterpart, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same agreement.

MONTEREY GOURMET FOODS

By: /s/ VAN TUNSTALL                  Date:  September 20, 2006 with effect as
    ---------------------------                            of September 15, 2006
Its: Chairman of the Board


AGREED TO AND ACCEPTED.

EXECUTIVE:

                                      Date:
---------------------------                 -----------------------------
Eric Eddings

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

9.  Governing Law.
------------------

      The parties acknowledge and agree that this Agreement and any and all issues of any kind relating to Executive's employment or separation from employment shall be governed and construed in accordance with the laws of the State of California.

10.  Attorney's Fees and Costs.
-------------------------------

      The parties hereto agree that, should either of them seek the interpretation or enforcement of this Agreement, or assert by way of defense in any lawsuit or other proceeding, any covenant, representation or other term or provision of this Agreement, the prevailing party shall be awarded his or their reasonable attorney's fees and costs incurred in such proceeding.

11.  Severability.
------------------

      The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision, and all other provisions shall remain in full force and effect. This Agreement contains the entire agreement between the parties as to matters governed by this Agreement. This Agreement may not be amended or modified except by a writing signed by the party against whom enforcement is sought.

12.  No Assignment.
-------------------

      Neither this Agreement nor any interest in this Agreement may be assigned by Executive without the prior express written approval of MGF, which approval may be withheld by MGF at MGF's absolute discretion.

13. Counterparts.
-----------------

      This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which counterpart, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same agreement.

MONTEREY GOURMET FOODS

By:                                   Date:
    ---------------------------             ------------------------------
Its:
    ---------------------------


AGREED TO AND ACCEPTED.

EXECUTIVE:

/s/ ERIC EDDINGS                      Date: September 15, 2006
------------------------
Eric Eddings

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